UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2015

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2015, Nektar Therapeutics (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with TC Lending, LLC and TAO Fund, LLC for the sale of $250.0 million in aggregate principal amount of 7.75% senior secured notes due 2020 (the “Notes”). The Purchase Agreement has customary Company representations and warranties, covenants and indemnification provisions.

On October 5, 2015, the Company issued the Notes pursuant to an indenture (the “Indenture”) by and among the Company, Wilmington Trust, National Association, as trustee and TC Lending, LLC, as collateral agent. The Notes are to be sold through a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The holders of the Notes do not have any registration rights.

Under the terms of the Indenture, the Notes will bear interest at a rate of 7.75% per annum. The Company shall pay interest on the Notes in cash quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, beginning on October 15, 2015. The Notes will mature on October 5, 2020. All outstanding principal will be paid at maturity.

The Indenture contains customary covenants, including covenants that limit or restrict the Company’s ability to incur liens, incur indebtedness, declare or pay dividends, redeem stock, issue preferred stock, make certain investments, merge or consolidate, make dispositions of assets, or enter into certain new businesses or transactions with affiliates. The Indenture requires the Company to maintain a minimum cash balance of $60,000,000. The Company has reporting obligations under the Indenture regarding cash position and royalty revenues. The Indenture does not contain covenants related to future financial performance. The Indenture specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults, non-payment of material judgments, loss of any material business license, criminal indictment of the Company, and certain civil forfeiture proceedings involving material assets of the Company. Upon the occurrence and during the continuance of an event of default under the Indenture, subject to cure periods in certain circumstances, the Trustee or the holders of at least 50.1% of the aggregate principal amount of then outstanding Notes (“Requisite Holders”) may declare all amounts outstanding to be immediately due and payable, and the Collateral Agent or the Requisite Holders may foreclose on or liquidate the Company’s assets that comprise the collateral securing the Notes. In such circumstances, the Company would also be liable for the redemption premiums pursuant to the schedule set forth below and potentially additional interest (together, a “Make Whole Premium”). Subject to certain terms and conditions in the Indenture, the Company retains the ability to enter into future collaboration transactions and royalty financing transactions.

The Indenture provides that, beginning on October 5, 2017, the Company may redeem some or all of the Notes at a redemption price equal to 104% of the principal amount of the Notes to be redeemed if the redemption date is prior to October 5, 2018, 102% of the principal amount of the Notes to be redeemed if the redemption date is prior to October 5, 2019, or 100% of the principal amount of the Notes to be redeemed if the redemption date is on or after October 5, 2019, plus, in each case, accrued and unpaid interest to the applicable redemption date. In addition, the Company may, at its option, redeem some or all of the Notes at any time prior to October 5, 2017, by paying a Make Whole Premium, plus accrued and unpaid interest to the date of redemption. If the Company experiences certain change of control events, the holders of the Notes will have the right to require the Company to purchase all or a portion of their Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. If the Company receives certain proceeds from a royalty monetization transaction, the holders of the Notes will have the right to require the Company to purchase in an amount not less than 50% of net proceeds from such transaction all or a portion of their Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Under the terms of the Indenture, the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Company’s future domestic restricted subsidiaries. Under the terms of the Indenture, the Company entered into a Pledge and Security Agreement dated October 5, 2015 (the “Security Agreement”), between the Company and Wilmington Trust, National Association, collateral agent. Pursuant to the Security Agreement, the Notes and the related guarantees are secured by a first-priority lien on substantially all of the Company’s and the guarantors’ assets, in each case, subject to certain prior liens and other exceptions, and a pledge of 65% of the voting equity interests of the Company’s foreign subsidiaries as reasonably requested by the collateral agent. The Security Agreement also provides for a restricted account where $50,000,000 of proceeds received by the Company after closing will be held until such time as the collateral agent for the Existing Notes releases the liens securing such notes. The Company has received written confirmation from 100% of the holders of Existing Notes that all obligations have been satisfied by the Company and that the existing liens securing the Existing Notes are to be automatically and irrevocably released and discharged. As such, obtaining the release of the liens for the Existing Notes will require only administrative procedures and actions to be completed by the Company.

The preceding summaries of the Purchase Agreement, Indenture, and the Security Agreement are qualified in their entireties by reference to the text of the Purchase Agreement, Indenture, and the Security Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto, respectively, and incorporated herein by reference.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 7.01 Regulation FD Disclosure.

As of September 30, 2015, the Company had $125.0 million in aggregate principal amount of 12.00% senior secured notes due July 15, 2017 (the “Existing Notes”) outstanding. On October 5, 2015, using the proceeds from the sale of the Notes, the Company repaid an aggregate of approximately $140.8 million, which equals $125.0 million in aggregate principal amount of Existing Notes, $11.3 million redemption premium, and $4.5 million in interest. In connection with the issuance of the Notes, the Company also paid fees and expenses of approximately $8.8 million, including transaction fees and a one-time facility fee to the Note lenders.

On October 6, 2015, Nektar issued the press release announcing the matters reported in this Form 8-K.

The information in this Item 7.01, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. Such information shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements, which involve substantial risks and uncertainties including but not limited to, the Notes include a number of covenants and conditions and, in certain cases, if the Company fails to comply with these covenants and conditions, the maturity date of the Notes could be accelerated and penalties and premiums could apply. Actual results could differ materially from the forward-looking statements and Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated September 30, 2015 by and among Nektar Therapeutics and TC Lending, LLC and TAO Fund, LLC.

10.2	Indenture dated October 5, 2015 by and among Nektar Therapeutics, Wilmington Trust, National Association, and TC Lending, LLC.

10.3	Pledge and Security Agreement dated October 5, 2015 by and among Nektar Therapeutics and TC Lending, LLC.

99.1	Press Release titled “Nektar Closes Direct Private Placement with TPG Special Situations Partners of $250 Million of Senior Secured Notes Due in 2020.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

October 6, 2015	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement dated September 30, 2015 by and among Nektar Therapeutics and TC Lending, LLC and TAO Fund, LLC.

10.2	Indenture dated October 5, 2015 by and among Nektar Therapeutics, Wilmington Trust, National Association, and TC Lending, LLC.

10.3	Pledge and Security Agreement dated October 5, 2015 by and among Nektar Therapeutics and TC Lending, LLC.

99.1	Press Release titled “Nektar Closes Direct Private Placement with TPG Special Situations Partners of $250 Million of Senior Secured Notes Due in 2020.”